As filed with the Securities and Exchange Commission on April 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5856795
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

101 Bilby Road, Suite 15, Building 2

Hackettstown, New Jersey 07840

(Address, including zip code, of registrant’s principal executive offices)

2013 Long-Term Stock Incentive Plan

(Full title of the plan)

Carleton Miller, Chief Executive Officer

Vislink Technologies, Inc.

101 Bilby Road, Suite 15, Building 2

Hackettstown, New Jersey 07840

(941) 953-9035

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Victor Boyajian, Esq.

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share reserved for issuance pursuant to the 2013 Long-Term Stock Incentive Plan	3,208,269 (2)	2.51 (3)	$8,052,756	$878.56
Total	3,208,269 (2)	2.51 (3)	$8,052,756	$878.56

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2013 Long-Term Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents an increase of 3,208,269 shares, which increase is provided for in the 2013 Long-Term Stock Incentive Plan.
(3)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Stock Market on April 13, 2021.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,208,269 shares of its common stock, issuable to eligible persons under the 2013 Long-Term Stock Incentive Plan, which shares are in addition to the shares registered on the Registrant’s registration statement on Form S-8 filed on April 14, 2015 (File No. 333-203399) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of common stock issuable under the 2013 Long-Term Stock Incentive Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

3.1	Amended & Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the SEC on October 23, 2013.

3.2	Amendment to Certificate of Incorporation filed June 11, 2014. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on June 13, 2014.

3.3	Amendment to Certificate of Incorporation filed July 10, 2015. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 20, 2015.

3.4	Amendment to Certificate of Incorporation filed July 30, 2020. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 5, 2020.

3.5	Second Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on November 13, 2020.

5.1	Opinion of Dentons US LLP

23.1	Consent of Marcum LLP

23.2	Consent of Dentons US LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackettstown, State of New Jersey, on this 16th day of April 2021.

Vislink Technologies, Inc..
(Registrant)

By:	/s/ Michael Bond
Name:	Michael Bond
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carleton Miller and Michael Bond, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign this Registration Statement on Form S-8 of Vislink Technologies, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carleton Miller	Chief Executive Officer	April 16, 2021
Carleton Miller	(Principal Executive Officer)

/s/ Michael C. Bond	Chief Financial Officer	April 16, 2021
Michael C. Bond	(Principal Financial and Accounting Officer)

/s/ Susan Swenson	Chairman of the Board of Directors	April 16, 2021
Susan Swenson

/s/ Jude T. Panetta	Director	April 16, 2021
Jude T. Panetta

/s/ James T. Conway	Director	April 16, 2021
James T. Conway

/s/ Ralph Faison	Director	April 16, 2021
Ralph Faison

/s/ Brian K. Krolicki	Director	April 16, 2021
Brian K. Krolicki